Quarterly Investor Relations Presentation At and for the three and twelve months ended September 30, 2015

Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 once it is filed with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non-GAAP measures appears in our earnings release dated October 29, 2015 and in the appendix to this presentation. Our earnings release and this presentation are available in the Investor Relations section of our website at www.greatwesternbank.com. This presentation is also available as part of our Current Report on Form 8-K filed with the SEC on November 6, 2015. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc. Disclosures 2

About GWB 3 Company Snapshot Exchange / Ticker • NYSE: GWB Market Cap • 55.22 million shares outstanding / $1.56 billion Ownership • 100% publicly traded; National Australia Bank, Ltd. divestiture completed in July 2015 Total Assets • $9.8 billion ROA / ROTCE • 1.12% / 15.4% Efficiency Ratio • 48.0% FTEs • Approximately 1,450 Locations • 158 branches in seven states Business & Ag Expertise • 86% of loans in business and ag segments; 7th largest farm lender bank in the U.S.(1) (1) As of June 30, 2015. Source: ABA. NOTE: All financial data is as of or for the twelve months ended September 30, 2015 unless otherwise noted. Market Cap calculated based on October 30, 2015 closing price of $28.26. See appendix for non-GAAP reconciliation of ROTCE and efficiency ratio.

Footprint 4 • 158 banking branches across seven Midwestern and Western states • Vibrant, diverse economies largely rooted in agriculture with growing commercial hub cities • Opportunities for expansion into new markets within and adjacent to footprint Attractive Markets

• FY15 net charge-offs of $9.4 million or 0.13% of average loans (0.14% in FY14) • OREO balances declined $33.7 million or 68% compared to September 30, 2014 and stand at $15.9 million as of September 30, 2015 • Nonperforming loans 0.93% of total loans at September 30, 2015 (1.16% at September 30, 2014) Executing on Strategy Focused Business Banking Franchise with Agribusiness Expertise • Fiscal year loan growth of 7.9% (9.2% core, net of balances managed by loan workout group), including 12% CRE and 11% agriculture growth • Deposit growth of 4.7% included approximately $367 million of net growth in business deposits, reflecting a focus on that portion of the business Strong Profitability and Growth Driven by a Highly Efficient Operating Model • EPS of $0.60 for the quarter and $1.90 for FY15 • Full-year profitability strong despite low rate environment: 1.12% ROAA and 15.4% ROATCE(1) • Efficiency ratio(1) of 48.0% for FY15 improved compared to 50.4% for FY14 Risk Management Driving Strong Credit Quality Strong Capital Generation and Attractive Dividend • Completed $60 million stock repurchase and issued $35 million of sub debt during the quarter • Sub debt proceeds used to repay all outstanding indebtedness to NAB • Quarterly dividend of $0.14 per share announced October 29, 2015; $0.02 per share increase over previous dividends (1) This is a non-GAAP measure. See appendix for reconciliation. 5

# Experienced Management Team

Great Western Bancorp, Inc.

| Executive Officers | | Industry experience (yrs) | Great Western / National Australia Bank experience (yrs) |
|---|---|---|---|
| Ken Karels<br>*President and CEO* | • Former COO and Regional President – Great Western<br>• Former President and CEO – Marquette Bank | 38 | 13 |
| Pete Chapman<br>*Executive VP & CFO* | • Responsible for financial / regulatory reporting, planning and strategy, and treasury<br>• Prior U.S. experience with E&Y | 21 | 11 |
| Steve Ulenberg<br>*Executive VP & CRO* | • Responsible for risk framework across Great Western<br>• Prior leadership roles in commercial and wholesale banking, risk management, and cross-organizational strategy – National Australia Bank | 31 | 25 |
| Doug Bass<br>*Regional President* | • Regional President for Iowa / Kansas / Missouri and Arizona / Colorado<br>• Prior positions with U.S. Bank and First American Bank Group | 32 | 6 |
| Bryan Kindopp<br>*Regional President* | • Regional President for Nebraska and South Dakota<br>• Prior role overseeing branch operations – northeastern South Dakota | 24 | 14 |
| Allen Shafer<br>*Executive VP – Support Services* | • Previously served as the Regional President for Iowa / Missouri Region and Chief Credit Officer – Great Western | 30 | 13 |
| **Non-Executive Officers** | | | |
| Donald Straka<br>*General Counsel* | • Prior experience – attorney and executive in banking, securities and M&A | 26 | 1 |
| Cheryl Olson<br>*Head of L&D and Marketing* | • Prior experience – VP & Regional Training Manager for Bank of the West and VP Learning and Development Officer for Community First Bankshares Inc | 36 | 8 |
| Andy Pederson<br>*Head of People & Culture* | • Prior experience – Senior Human Resource Generalist for Citibank and Wells Fargo | 15 | 6 |

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Acquisition History Acquired Security Bank ($0.1 billion) Acquired Sunstate Bank and three branches from HF Financial Corp. ($0.2 billion total) Acquired First Community Bank’s Colorado franchise and a branch from Wachovia ($0.6 billion total) Acquired F&M Bank-Iowa and TierOne Bank ($3.0 billion total) Acquired North Central Bancshares Inc. ($0.4 billion) Asset CAGR ‘09 – ‘15: 11% Note: Total assets are as of September 30 of each fiscal year. Acquired assets are the total of the fair value of total assets acquired and the net cash and cash equivalents received, at the time of acquisition of each indicated year. 7

Loan Portfolio Composition Portfolio Segmentation by Type Loan Portfolio ($MM) Geographic Diversification At September 30 of each fiscal year unless otherwise noted (UPB). Focused business and ag lending growth; partially offset by runoff of acquired CRE 8

Ag Lending 101 Highlights • Underwriting fundamentals are identical to comparable C&I and CRE businesses • Cash flow is the primary source of repayment • Collateral is the secondary source of repayment • Advance rates on lines and amount of term debt subject to LTV limits and collateral values based on “normalized” valuations • Liquid markets typically exist for ag-related collateral (e.g. harvested grain or grain inventory, cattle, farm equipment and land sale/lease) in foreclosure scenarios • Federally-subsidized crop insurance and FSA guarantees are two examples of risk mitigants unique to ag lending • A number of market and economic conditions can be leading indicators for individual borrowers and are monitored by GWB; none are broadly indicative for GWB’s ag portfolio as a whole: • Interest rates, economic growth and policy • Farm leverage ratios • Weather and drought conditions • Disease • Commodity prices – corn, soybeans, cattle, hogs, milk, cheese, etc. • Yields Protein farmers tend to do better when grain prices (feed) are low and demand for protein outputs are high; global demand will influence herd populations and impact downstream economics. Grain farmers have come under some revenue pressure (commodity prices); depressed revenue will drive costs down and/or marginal producers out of business. Customers are generally well positioned to sustain lean years with low debt and strong crop conditions. Grain vs Protein – A Natural “Hedge” Deal Structure Short Term Operating (Typically 1-2 Years) •Operational / working capital subject to borrowing base requirements •$739 million at Sept 30, 2015 Medium Term (Typically 3- 5 Years) •Machinery / equipment and livestock subject to LTV guidelines of 50-75% depending on asset class •$269 million at Sept 30, 2015 Real Estate Loans (Typically 5-15 Years with Amortization) •Valuation based on 3rd Party appraisals; 70% max LTV guideline •$853 million at Sept 30, 2015 9

Ag Loan Portfolio Highlights Ag Portfolio Composition by Industry (UPB) Ag Portfolio Exposure Sizes (UPB) Ag Net Charge-offs / Average Loans (1) • Portfolio balanced across protein, grain and specialty crop operations and across geographies • 7th largest farm lender bank in the U.S. as of June 30, 2015 • 10 largest Ag exposures represent 10% of total Ag and average $19.4 million • Approximately 3,300 customers with an average exposure size of $566,000 NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes. (1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. 10 Grains 36% Proteins 49% Other 15%

Diverse C&I Exposure Highlights C&I Portfolio Composition by Industry (UPB) C&I Portfolio Exposure Sizes (UPB) C&I Net Charge-offs / Average Loans (1) • Diverse range of industry exposure across C&I lending portfolio, including healthcare, tourism & hospitality, freight & transport and agribusiness-related services • No significant energy-related exposure • 10 largest C&I exposures represent 20% of total C&I and average $32.2 million • Approximately 4,000 customers with an average exposure size of $405,000 NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes. (1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. 11

Focused CRE Lending Highlights CRE Portfolio Composition by Type (UPB $MM) CRE Portfolio Exposure Sizes (UPB) CRE Net Charge-offs / Average Loans (1) • Focus on owner-occupied properties, commercial property investors and multi-family property investors; de- emphasizing Land Development lending but supportive of quality construction projects in desired industry segments • Renewed customer demand to finance CRE development, especially in larger markets in footprint • Significant run-off of undesirable CRE relationships from TierOne acquisition partially masks underlying growth • 10 largest CRE exposures represent 9% of total CRE and average $24.9 million NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes. (1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. 12

Investment Portfolio • Investment portfolio has historically been heavily skewed toward GNMA Mortgage-backed securities because of the favorable capital treatment afforded by the Australian regulator • Recent reinvestments have been in other segments: • Will transition to a portfolio composition more similar to U.S. peers over time • Opportunities to increase overall portfolio yield over time without substantially altering the interest rate or credit risk profile • Portfolio weighted average life of 3.1 years as of September 30, 2015 and yield of 1.76% for the fiscal year ended September 30, 2015 13

Deposits Portfolio Segmentation by Type Portfolio Over Time ($MM) Geographic Diversification At September 30 of each fiscal year unless otherwise noted. Successful portfolio transformation away from time deposits toward transaction accounts NOTE: South Dakota and Other deposits include a small amount of deposits managed by our Corporate staff. 14

Capital Summary Capital Ratios Tier 1 Capital Composition Total Capital Composition • Attractive dividend of $0.14 quarterly (yield of 2.2% based on avg. closing price during the quarter) (1) • Capital ratios declined in the September 2015 quarter as a result of a $60 million share repurchase completed in July • Capital position remains strong with sound earnings potential and opportunities to deploy capital effectively in the future • Strong relationships with regulators at holding company and bank level 15 (1) Future dividends subject to Board approval. Ratio Well Capitalized Minimum Difference to Well Capitalized Tier 1 capital 10.9% 6.0% 4.9% Total capital 12.1% 10.0% 2.1% Tier 1 leverage 9.1% 5.0% 4.1% Common equity tier 1 10.1% 6.5% 3.6% Risk-weighted assets ($MM) 7,601$ Ratio Well Capitalized Minimum Difference to Well Capitalized Tier 1 capital 11.2% 6.0% 5.2% Total capital 12.0% 10.0% 2.0% Tier 1 leverage 9.4% 5.0% 4.4% Common equity tier 1 11.2% 6.5% 4.7% Risk-weighted assets ($MM) 7,596$ Great Western Bancorp, Inc. Great Western Bank

Interest Rate Sensitivity • Management believes the balance sheet is well-prepared for a range of interest rate actions, but is modestly asset sensitive • Internal budgeting and planning assumes a flat rate environment with any lift from a rate increase viewed as potential upside • Investment portfolio weighted average life of 3.1 years • Relatively short average tenor of the loan portfolio (1.1 years at September 30, 2015) due to: • Higher proportion of 12-month revolving lines of credit in line with business and agriculture lending focus • All fixed-rate loans with original terms greater than 5 years are swapped to floating 16 Summary Loan Portfolio Behavior Sensitivity Modeling • Fixed includes $1.1 billion of loans swapped to floating • Average floor is 83 bps out of the money • Floating: 64% Prime, 18% 5yr Tsy, 18% all other

Asset Quality 17 Highlights Net Charge-offs Reserves / NALs Strong Credit Quality • Net charge-offs were $0.4 million for the quarter (0.02% of loans annualized), bringing FY15 net charge-offs / average loans to 0.13%, lower than 0.14% in FY14 • Loans on “watch” status decreased to $310.4 million, a decrease of 4% compared to June 30, 2015, and down from a peak of $384.4 million at March 31, 2015 • Ratio of ALLL / total loans was 0.78% at September 30, 2015 compared to 0.77% at June 30, 2015 and 0.70% at September 30, 2014 • Grain crop conditions across the core footprint appear favorable

Goodwill & Intangible Assets Goodwill ($MM) Other Intangible Assets ($MM) (1) • Majority (89%) of goodwill on GWB’s balance sheet resulted from the acquisition of GWB by NAB and was pushed down to GWB’s balance sheet • Recognizing an impairment, which management does not currently believe is present, is the only opportunity to eliminate the “inherited” goodwill • Existing intangible assets and related amortization have become minimal • Future M&A activity could generate additional assets and amortization expense 18 (1) Balances and amortization expense at September 30 and for the respective fiscal years. Amounts for fiscal years 2016 – 2018 are forecast based on existing intangible assets and could change materially based on future acquisitions.

Income Statement Summary

(1) Chart excludes changes related to loans and derivatives at fair value which netted $(5.9) million for the quarter. Dollars in thousands. (2) Adjusted NIM (FTE) is a non-GAAP measure. See appendix for reconciliations. Revenue 20 Revenue Highlights Net Interest Income ($MM) and NIM NIM Analysis Noninterest Income (1) • Net interest income (FTE) increased by 3% compared to 4QFY14 driven by higher loan interest income and lower deposit interest expense • Reported and adjusted NIM (FTE)(2) up 3 and 2 basis points, respectively, compared to 3QFY15, driven by growth in average loans outstanding contributing to a more favorable asset mix • Service charges and fees delivered a small seasonal increase, as expected, compared to 3QFY15, but lagged 4QFY14 by 2% driven by changing customer behavior (2) +3% QoQ

Expenses, Provision & Earnings 21 Highlights Provision for Loan Losses ($MM) Noninterest Expense ($MM) Net Income ($MM) • Efficiency ratio (1) was 45.8% for the quarter and 48.0% for FY15 • Net negative OREO charges and net gain on sale of fixed assets (i.e. contra expenses), paired with focused expense control, drove a significantly lower ratio for the quarter • Provision for loan losses decreased $1.1 million, or 41%, in 4QFY15 compared to 4QFY14, but increased $18.3 million for the full year • Higher ALLL for both specific and general (which includes ALLL related to net loan growth) categories drove the majority of the higher annual provision expense Stable Expense Base Aided by Lower Intangible Amortization; Focused Investment in People and Technology (1) Efficiency ratio is a non-GAAP measure. See appendix for reconciliation. (1) YoY increase helped build ALLL (specific and general)

Proven Business Strategy 22 Focused Business Banking Franchise with Agribusiness Expertise Risk Management Driving Strong Credit Quality Attract and Retain High-Quality Relationship Bankers Invest in Organic Growth While Optimizing Footprint Deepen Customer Relationships Strong Profitability and Growth Driven by a Highly Efficient Operating Model Strong Capital Generation and Attractive Dividend Explore Accretive Strategic Acquisition Opportunities

Appendix: Non-GAAP Reconciliations

Non-GAAP Measures 24 For the 12 Months Ended September 30, At or for the 3 Months Ended 2015 2014 9/30/15 6/30/15 3/31/15 12/31/14 9/30/14 Cash net income and return on average tangible common equity: Net Income $109,065 $104,952 $33,812 $28,832 $19,724 $26,697 $27,875 Add: Amortization of intangible assets 7,110 16,215 708 1,776 2,313 2,313 2,767 Add: Tax on amortization of intangible assets (880) (3,244) (220) (220) (220) (220) (811) Cash Net Income $115,295 $117,923 $34,300 $30,388 $21,817 $28,790 $29,831 Average Common Equity $1,456,223 $1,430,772 $1,456,372 $1,476,556 $1,458,131 $1,433,837 $1,439,117 Less: Average goodwill and other intangible assets 707,920 719,573 705,284 706,526 708,782 711,088 713,462 Average Tangible Common Equity $748,303 $711,199 $751,088 $770,030 $749,349 $722,749 $725,655 Return on Average Common Equity 7.49% 7.34% 9.21% 7.83% 5.49% 7.39% 7.68% Return on Average Tangible Common Equity 15.4% 16.6% 18.1% 15.8% 11.8% 15.8% 16.3%

# Non-GAAP Measures

Great Western Bancorp, Inc.

| | For the 12 Months Ended September 30, 2015 | 2014 | At or for the 3 Months Ended 9/30/15 | 6/30/15 | 3/31/15 | 12/31/14 | 9/30/14 |
|---|---|---|---|---|---|---|---|
| **Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):** | | | | | | | |
| Net Interest Income | $333,497 | $320,424 | $85,425 | $84,538 | $80,625 | $82,909 | $83,226 |
| Add: Tax equivalent adjustment | 6,576 | 4,663 | 1,778 | 1,704 | 1,590 | 1,504 | 1,324 |
| Net Interest Income (FTE) | $340,073 | $325,087 | $87,203 | $86,242 | $82,215 | $84,413 | $84,550 |
| Add: Current realized derivative gain (loss) | (21,642) | (18,255) | (5,637) | (5,416) | (5,307) | (5,282) | (4,978) |
| **Adjusted Net Interest Income (FTE)** | **$318,431** | **$306,832** | **$81,566** | **$80,826** | **$76,908** | **$79,131** | **$79,572** |
| Average Interest-Earning Assets | $8,641,719 | $8,093,861 | $8,693,471 | $8,756,244 | $8,560,477 | $8,556,688 | $8,181,194 |
| Net Interest Margin (FTE) | 3.94% | 4.02% | 3.98% | 3.95% | 3.89% | 3.91% | 4.10% |
| Adjusted Net Interest Margin (FTE) | 3.68% | 3.79% | 3.72% | 3.70% | 3.64% | 3.67% | 3.86% |
| **Adjusted net interest income and adjusted yield (fully-tax equivalent basis), on loans other than loans acquired with deteriorated credit quality:** | | | | | | | |
| Interest Income | $329,618 | $318,775 | $84,835 | $83,094 | $80,317 | $81,372 | $82,968 |
| Add: Tax equivalent adjustment | 6,576 | 4,663 | 1,778 | 1,704 | 1,590 | 1,504 | 1,324 |
| Interest Income (FTE) | $336,194 | $323,438 | $86,613 | $84,798 | $81,907 | $82,876 | $84,292 |
| Add: Current realized derivative gain (loss) | (21,642) | (18,255) | (5,637) | (5,416) | (5,307) | (5,282) | (4,978) |
| **Adjusted Interest Income (FTE)** | **$314,552** | **$305,183** | **$80,976** | **$79,382** | **$76,600** | **$77,594** | **$79,314** |
| Average loans other than loans acquired with deteriorated credit quality | $6,889,738 | $6,311,857 | $7,108,598 | $6,995,340 | $6,828,510 | $6,626,507 | $6,527,721 |
| Yield (FTE) | 4.88% | 5.12% | 4.83% | 4.86% | 4.86% | 4.96% | 5.12% |
| Adjusted Yield (FTE) | 4.57% | 4.84% | 4.52% | 4.55% | 4.55% | 4.65% | 4.82% |

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# Non-GAAP Measures

Great Western Bancorp, Inc.

| | For the 12 Months Ended September 30, 2015 | 2014 | At or for the 3 Months Ended 9/30/15 | 6/30/15 | 3/31/15 | 12/31/15 | 9/30/14 |
|---|---|---|---|---|---|---|---|
| **Efficiency Ratio:** | | | | | | | |
| Total Revenue | $367,387 | $360,205 | $94,474 | $94,543 | $87,561 | $90,809 | $91,727 |
| Add: Tax equivalent adjustment | 6,576 | 4,663 | 1,778 | 1,704 | 1,590 | 1,504 | 1,324 |
| Total Revenue (FTE) | $373,963 | $364,868 | $96,252 | $96,247 | $89,151 | $92,313 | $93,051 |
| Noninterest Expense | $186,794 | $200,222 | $44,835 | $46,430 | $48,438 | $47,091 | $48,318 |
| Less: Amortization of intangible assets | 7,110 | 16,215 | 708 | 1,776 | 2,313 | 2,313 | 2,767 |
| **Tangible Noninterest Expense** | **$179,684** | **$184,007** | **$44,127** | **$44,654** | **$46,125** | **$44,778** | **$45,551** |
| Efficiency Ratio | 48.0% | 50.4% | 45.8% | 46.4% | 51.7% | 48.5% | 49.0% |
| **Tangible common equity and tangible common equity to assets:** | | | | | | | |
| Total Stockholders' Equity | $1,459,346 | $1,421,090 | $1,459,346 | $1,487,851 | $1,469,552 | $1,451,370 | $1,421,090 |
| Less: Goodwill and other intangible assets | 704,926 | 712,036 | 704,926 | 705,634 | 707,410 | 709,723 | 712,036 |
| **Tangible Common Equity** | **$754,420** | **$709,054** | **$754,420** | **$782,217** | **$762,142** | **$741,647** | **$709,054** |
| Total Assets | $9,798,654 | $9,371,429 | $9,798,654 | $9,764,159 | $9,781,645 | $9,641,261 | $9,371,429 |
| Less: Goodwill and other intangible assets | 704,926 | 712,036 | 704,926 | 705,634 | 707,410 | 709,723 | 712,036 |
| **Tangible Assets** | **$9,093,728** | **$8,659,393** | **$9,093,728** | **$9,058,525** | **$9,074,235** | **$8,931,538** | **$8,659,393** |
| Tangible Common Equity to Tangible Assets | 8.3% | 8.2% | 8.3% | 8.6% | 8.4% | 8.3% | 8.2% |

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